UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2005

NVR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-956-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2005, the Board of Directors of NVR, Inc. (the "Company") approved the NVR, Inc. Nonqualified Deferred Compensation Plan (the "Plan") pursuant to which eligible employees, as designated by the Board of Directors, may defer up to 100% of salary and/or annual bonus payments on a pre-tax basis. A primary purpose of the Plan is to permit eligible employees who are subject to the Company’s minimum stock ownership requirements, including the Company’s executive officers, to acquire the Company’s common stock on a pre-tax basis. Eligible employees may elect a deferral period of two to twenty years or until separation of service. Executive officers participating in the plan are required to defer payment until separation of service. Compensation deferred pursuant to the Plan will be invested in the Company’s common stock and all distributions from the Plan will be in shares of the Company’s common stock.

The Plan is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The above referenced summary of the material terms of the Plan is qualified in its entirety by reference to Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 15, 2005, the Board of Directors of NVR, Inc. appointed Timothy M. Donahue as a new director effective January 1, 2006. The Board of Directors also appointed Mr. Donahue to serve on the Company’s Nominating and Compensation Committees. Mr. Donahue’s term as director will continue until the 2006 Annual Meeting of Shareholders.

A copy of the press release announcing Mr. Donahue’s appointment is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits

Number Description

10.1 NVR, Inc. Nonqualified Deferred Compensation Plan.

99.1 Press Release issued on December 15, 2005 by NVR, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

December 16, 2005	By:	/s/ Dennis M. Seremet

Name: Dennis M. Seremet
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	NVR, Inc. Nonqualified Deferred Compensation Plan.
99.1	Press Release issued on December 15, 2005 by NVR, Inc.